Exhibit 10-rr

                                    2004-NQSO
                              TERMS AND CONDITIONS


                      1. General. These Terms and Conditions constitute a part of the BellSouth Corporation Stock and Incentive Compensation Plan Non-Qualified Stock Option Agreement (this "Agreement") to which they are attached and apply to the NQSO granted thereunder.


                      2. Date Exercisable. The NQSO shall be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 Shares or, if less, the number of Shares remaining to be exercised under this Agreement) on any business day of BellSouth before the date such option expires under Section 3 of this Agreement and after the earlier of

                         (a) the third anniversary of the Grant Date; or

                         (b) in the event of Optionee's termination of employment with BellSouth or any Subsidiary or any employer described in Section 14 (also referred to herein as a "Subsidiary") prior to the date in (a) above (i) by reason of (A) death, (B) Disability (as defined in the Plan) or (C) retirement, provided as a result of such retirement Optionee is eligible for a "Service Pension" under the terms of either the BellSouth Personal Retirement Account Pension Plan or the BellSouth Supplemental Executive Retirement Plan (or both), or a retirement pension under any alternative plan maintained by Optionee's employer which BellSouth determines to be comparable to such a Service Pension, and (ii) not for Cause (as defined in the Plan), the date of such employment termination.


                      3. Expiration. The NQSO shall expire and Optionee shall have no further rights under this Agreement on the earlier of

                         (a) ninety (90) days following the date on which Optionee's employment with BellSouth or a Subsidiary terminates for any reason not described in Section 2(b) of this Agreement and not for Cause, or ninety (90) days following the date on which Optionee fails to return to employment in accordance with the terms of a leave of absence granted to Optionee by BellSouth or a Subsidiary, whichever is earlier;

                         (b) the date on which the NQSO has been exercised in full under this Agreement;

                         (c) the Expiration Date (not to exceed ten (10) years following the Grant Date); or

                         (d) the date on which the Optionee's employment with BellSouth or a Subsidiary is terminated for Cause.


                      4. Method of Exercise. The NQSO may be exercised by properly completing and

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actually delivering the applicable written notice of exercise form (the "Notice of Exercise Form") to BellSouth, together with payment in full of the purchase price for the Shares the Optionee desires to purchase through such exercise. Subject to Section 6 of this Agreement, and as provided in the Notice of Exercise Form, payment may be made in the form of cash or Shares, or a combination of cash and Shares.


                      5. Effective Date of Exercise. An exercise under Section 4 shall be effective on the date a properly completed Notice of Exercise Form, together with payment of the purchase price, is delivered in person or by mail to, and accepted by, the executive compensation group at BellSouth headquarters, or as otherwise specified in the Notice of Exercise Form.


                      6. Value of Stock. Any Shares which are tendered to BellSouth as payment and any Shares which are transferred by BellSouth shall be valued at their Fair Market Value, which for this purpose, is defined as the average of the high and low sales prices on the New York Stock Exchange ("NYSE") on the date of exercise or, if there are no sales on the date of exercise, the average of the high and low sales prices on the NYSE on the most recent prior day on which a Share was sold on the NYSE.


                      7. Transferability. No rights granted under this Agreement shall be transferable by Optionee during Optionee's lifetime, and such rights shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies before the expiration of the NQSO as described in Section 3 of this Agreement, any rights under this Agreement that did not expire prior to Optionee's death and any rights which arise as a result of Optionee's death shall be exercisable by Optionee's Beneficiary as determined under the Plan and such Beneficiary shall be treated as the Optionee under this Agreement upon the death of Optionee.


                      8. Employment and Termination. Neither the Plan, this Agreement nor any related material shall give Optionee the right to continue in employment by BellSouth or by a Subsidiary or shall adversely affect the right of BellSouth or a Subsidiary to terminate Optionee's employment with or without Cause at any time.


                      9. Stockholder Status. Optionee shall have no rights as a stockholder with respect to any Shares under this Agreement before the date such Shares have been duly issued to Optionee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Shares except as expressly set forth in the Plan.


                      10. Other Laws. BellSouth shall have the right to refuse to issue or transfer any Shares under this Agreement if BellSouth, acting in its absolute discretion, determines that the issuance or transfer of such Shares might violate any applicable law or regulation or entitle BellSouth to recovery under Section 16(b) of the Securities Exchange Act of 1934, and any payment tendered in such event to exercise the NQSO shall be promptly refunded to Optionee.


                      11. Exercise Restrictions. BellSouth shall have the right to restrict or otherwise delay the issuance of any Shares purchased or paid under this Agreement until the requirements of any applicable laws or regulations and any stock exchange requirements have been in BellSouth's

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judgment satisfied in full. Furthermore, any Shares which are issued as a result of purchases or payments made under this Agreement shall be issued subject to such restrictions and conditions on any resale and on any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.


                      12. Tax Withholding. BellSouth or a Subsidiary shall withhold or retain from any payment to Optionee (whether or not such payment is made pursuant to this Agreement and including any payment which otherwise is due to be paid in the form of Shares under this Agreement) or take such other action as is permissible under the Plan which BellSouth or a Subsidiary deems necessary to satisfy any income or other tax withholding requirements as a result of an exercise under this Agreement. BellSouth or a Subsidiary shall have the right to require payment of any such taxes and require that any person furnish information deemed necessary by BellSouth to meet any tax reporting obligation before making any payment pursuant to this Agreement.


                      13. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute Optionee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.


                      14. Certain Employment Transfers. In the event Optionee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a Subsidiary, then Optionee shall not be deemed to have terminated his or her employment under this Agreement until such time, if any, as Optionee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Optionee's assignment, or Optionee otherwise fails to meet the terms of Optionee's assignment, at which time Optionee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under Sections 2(b) and 3(b) of this Agreement.


                      15. Change in Control. The NQSO shall become fully vested and exercisable upon a Change in Control (as defined in the Plan) and following such event accordingly shall be exercisable without regard to (i) any dates otherwise specified in this Agreement and (ii) any conditions specified in this Agreement for the forfeiture of the NQSO, including any conditions related to termination of employment, provided that the NQSO in all events shall expire on the Expiration Date in Section 3(c).


                      16. Miscellaneous.

                          (a) Optionee's rights under this Agreement can be modified, suspended or canceled in accordance with the terms of the Plan.

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                          (b) This Agreement shall be subject to the provisions,
                          definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement. Any capitalized terms in this Agreement, unless specifically defined in this Agreement, shall have the same meaning assigned to those terms under the Plan.

                          (c) The Plan and this Agreement shall be governed by the laws of the State of Georgia.

                          (d) The exercise of the NQSO shall not be affected by the exercise or non-exercise of any other option.

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           BellSouth Corporation Stock and Incentive Compensation Plan
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---------------------   ----------   ---------   ------------   ---------------
Granted to (Optionee)                Number of   Option Price
Social Security No.     Grant Date   Shares      $ Per Share    Expiration Date
---------------------   ----------   ---------   ------------   ---------------
---------------------   ----------   ---------   ------------   ---------------

---------------------   ----------   ---------   ------------   ---------------




                           Non-qualified Stock Option
                               (Non-Transferable)

                                A G R E E M E N T


BellSouth Corporation ("BellSouth"), a Georgia corporation, pursuant to action of its Board of Directors ("Board") and in accordance with the BellSouth Corporation Stock and Incentive Compensation Plan ("Plan"), hereby grants a Non-Qualified Stock Option ("NQSO") to the Optionee named above to purchase from BellSouth the above stated number of shares of BellSouth common stock, $1.00 par value ("Shares"), at the option price per share ("Option Price") stated above. The NQSO is subject to the Terms and Conditions which are a part of and are attached to this Agreement and to the further terms and conditions applicable to NQSOs set forth in the Plan. The NQSO is granted effective as of the Grant Date stated above. It shall expire on the Expiration Date stated above, and accordingly shall not be exercisable on and after that date, subject to its earlier expiration under Section 3 of the attached Terms and Conditions.



BellSouth Corporation


By:
   -----------------------------------------
     Authorized Officer